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                                  BILL OF SALE

        KNOW THAT, the undersigned, on behalf of Sandata, Inc., having a principal place of business at 26 Harbor Park Drive, Port Washington, NY 11050 (hereinafter called the "Seller") for and in consideration of the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) and other good and valuable consideration, receipt of which is hereby acknowledged, does hereby grant, sell, assign, transfer and set over unto National Medical Health Card Systems, Inc., having a principal place of business at 26 Harbor Park Drive, Port Washington, NY 11050 (hereinafter called the "Buyer"), its successors and assigns, all right, title and interest in and to equipment and furniture as set forth on Schedule A attached hereto and made part hereof, hereinafter referred to as the "Equipment", to have and to hold for its own use and benefit forever.

        The Seller represents and warrants to the Buyer, its successors and assigns that the Seller has full legal and beneficial title to the Equipment and the good and lawful right to sell the Equipment free and clear of all claims, liens and encumbrances. The Seller hereby convenants and agrees to defend such title forever against all claims and demands whatsoever.

        IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be executed and delivered by its duly authorized officer on June 1, 1998.

                                                   SANDATA, INC.
                                                   By:

                                                   Bert E. Brodsky
                                                   -----------------------------
                            Bert E. Brodsky, Chairman





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                                   AFFIDAVIT


STATE OF NEW YORK  )
                   )  ss:
COUNTY OF NASSAU   )


        Bert E. Brodsky, on behalf of Sandata, Inc., being duly sworn, deposes and says that he resides at South Road, Harbor Acres, Sands Point, New York 11050, that he is the same person who executed the within Bill of Sale. That Sandata, Inc. is the sole and absolute owner of the Equipment described in said Bill of Sale, and has full right to sell and transfer the same.

        That the said Equipment, and each and every part thereof, is free and clear of any liens, mortgages, debts or other encumbrances of whatsoever kind or nature.

        That this Affidavit is made for the purpose and with the intent of inducing National Medical Health Card Systems, Inc. to purchase the Equipment described in said Bill of Sale knowing that it will rely thereon and pay a good and valuable consideration therefor.

Sworn before me
this 1st day of June, 1998


      Linda M. Scarpantonio
-------------------------------          Notary Pub

       LINDA M. SCARPANTONIO
  NOTARY PUBLIC, State of New York
            No. 30-4759564
     Qualified in Nassau County
Commission Expires September 30, 1998






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                                   SCHEDULE A

                                  BILL OF SALE

11 Pentium 166 computers

11 17" monitors

11 desks

11 chairs

11 credenzas


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